                                                                      EXHIBIT 12

                                    HCA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31,
                                                         ------------------------------------------
                                                          2004     2003     2002     2001     2000
                                                         ------   ------   ------   ------   ------
EARNINGS:
Income before minority interests and income taxes......  $2,141   $2,306   $1,603   $1,596   $  600
Fixed charges, exclusive of capitalized interest.......     686      611      558      647      663
                                                         ------   ------   ------   ------   ------
                                                         $2,827   $2,917   $2,161   $2,243   $1,263
                                                         ======   ======   ======   ======   ======
FIXED CHARGES:
Interest charged to expense............................  $  563   $  491   $  446   $  536   $  559
Interest portion of rental expense.....................     123      120      112      111      104
                                                         ------   ------   ------   ------   ------
Fixed charges, exclusive of capitalized interest.......     686      611      558      647      663
Capitalized interest...................................      28       49       37       15       21
                                                         ------   ------   ------   ------   ------
                                                         $  714   $  660   $  595   $  662   $  684
                                                         ======   ======   ======   ======   ======
Ratio of earnings to fixed charges.....................    3.96     4.42     3.63     3.39     1.85
                                                         ======   ======   ======   ======   ======